  Exhibit 99.2

Contract ID:  _______________

SECOND AMENDMENT TO

ANCILLARY AGREEMENT

This Second Amendment (the “Second Amendment”) entered into and effective this 20th day of December, 2011 amends that certain Agreement dated as of November 30, 2005 (as amended, modified and supplemented from time to time, the “Agreement”) by and between Genpact Global Holdings (Bermuda) Limited (as successor in business to Genpact Global Holdings SICAR S.a.r.l.), a Bermuda company with an office at 105, Madison Avenue, 2nd Floor, New York, NY 10016 (the “Company”), Macro*World Research Corporation, a North Carolina corporation (“WB”) and Wells Fargo & Company, a Delaware corporation (as successor in interest by merger to Wachovia Corporation) (“Guarantor”).

WHEREAS, the parties to the Agreement have agreed to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AMENDMENTS TO THE AGREEMENT

1.
The definition of “2011 Revenue Measurement Date” shall be deleted in its entirety and wherever the term “2011 Revenue Measurement Date” is used in the Agreement, it shall be replaced by the term “2012 Revenue Measurement Date,” which shall be defined to mean “March 31, 2012.”

2.	The definition of “Annualized Revenue” is hereby deleted in its entirety and replaced with the following:

“Annualized Revenue” means (i) with respect to the 2012 Revenue Measurement Date, the actual Revenue paid under the Master Professional Services Agreement for the three-month period ending on the 2012 Revenue Measurement Date multiplied by four, and (ii) with respect to the MSA Termination Date, the actual Revenue paid under the Master Professional Services Agreement for the three-month period ending on the MSA Termination Date multiplied by four.”

3.	The definition of “Applicable Revenue Level” shall be deleted in its entirety and replaced with the following:

“(i) when calculating the 2012 Cash Payment, the Annualized Revenue as of the 2012 Revenue Measurement Date, and (ii) when calculating the Early Termination Cash Payment, the Annualized Revenue on the MSA Termination Date.”

4.	Section 2.01 (Cash Payment) shall be amended by replacing the reference to “January 31, 2012” with “April 30, 2012.”

5.	Section 3.10 (Notices) shall be amended by replacing the contact information for the Company as follows:

Second Amendment to Genpact Ancillary Agreement 12 20 2011

“If to the Company:

GENPACT INTERNATIONAL INC.
105 Madison Avenue
2nd Floor
New York, New York 10016
Attention:                      Victor Guaglianone
Facsimile:                      (646) 823-0469”

GENERAL

6.	Defined Terms. Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

7.
Authority for Second Amendment.  The execution, delivery and performance of this Second Amendment has been duly authorized by all requisite corporate action on the part of the Company, WB, and Guarantor, and upon execution by all parties, will constitute a legal, binding obligation of such party.

8.
Effect of Second Amendment.  Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect, provided, however, that if any term or condition of the Agreement conflicts with or is inconsistent with any term or condition of this Second Amendment, the terms and conditions of this Second Amendment shall govern and be controlling.  All references to the Agreement after the Effective Date of this Second Amendment shall be to the Agreement as modified hereby.  The Agreement, as amended by this Second Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

9.
Binding Effect; Severability.  Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Second Amendment and in whose favor the provisions of this Second Amendment shall inure.  In case any one or more of the provisions contained in this Second Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.
Further Assurances.  The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Second Amendment and the consummation of the transactions contemplated hereby and thereby.

11.	Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Second Amendment to Genpact Ancillary Agreement 12 20 2011

12.	Counterparts. This Second Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their respective duly authorized representatives, all as of the day and year first above written.

GENPACT GLOBAL HOLDINGS (BERMUDA) LIMITED
(as successor in business to Genpact Global Holdings SICAR S.a.r.l.)

By: /s/ Victor Guaglianone
Name: Victor Guaglianone
Title:  Senior Vice President and General Counsel

MACRO*WORLD RESEARCH CORPORATION

By: /s/ Timothy J. Sloan
Name: Timothy J. Sloan
Title: Senior EVP & CFO

WELLS FARGO & COMPANY
(as successor in interest by merger to WACHOVIA CORPORATION)

By: /s/ Timothy J. Sloan
Name: Timothy J. Sloan
Title: Senior EVP & CFO

Second Amendment to Genpact Ancillary Agreement 12 20 2011